TECHNE CORPORATION

                   CALCULATION OF BASIC EARNINGS PER SHARE



                                   Fiscal Years Ended June 30,
                               -------------------------------------
                                   2001         2000         1999
                               -----------  -----------  -----------
Net earnings                   $34,045,376  $26,582,797  $16,656,010

Weighted average number
  of common shares              41,438,670   40,625,482   40,234,734

Net earnings per share         $      0.82  $      0.65  $      0.41



                CALCULATION OF DILUTED EARNINGS PER SHARE


                                   Fiscal Years Ended June 30,
                               -------------------------------------
                                   2001         2000         1999
                               -----------  -----------  -----------
Net earnings                   $34,045,376  $26,582,797  $16,656,010

Weighted average number
  of common shares              41,438,670   40,625,482   40,234,734
Dilutive effect of stock
  options and warrants           1,229,566    1,580,560    1,138,616
                               -----------  -----------  -----------
Average common and dilutive
  shares outstanding            42,668,236   42,206,042   41,373,350
                               ===========  ===========  ===========

Net earnings per share         $      0.80  $      0.63  $      0.40